                                                                     Exhibit 4.5


                FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT
                ------------------------------------------------

     THIS FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (the "Amendment") is made and entered into this 30th day of March, 1994, by FORSTMANN & COMPANY, INC., a Georgia corporation ("Grantor"), and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (the "Secured Party"), as Trustee for the Holders under that certain Amended and Restated Indenture, of even date herewith, between Grantor and the Secured Party (the "Indenture"), which amends and restates that certain Indenture, dated as of April 5, 1993, between Grantor and the Secured Party (the "Original Indenture"), as Trustee.

                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, in connection with the transactions contemplated by the Original Indenture, Grantor and the Secured Party entered into that certain Pledge and Security Agreement dated as of April 5, 1993 (the "Pledge Agreement"); and

     WHEREAS, in connection with the transactions contemplated by the Indenture, Grantor and the Secured Party desire to amend the Pledge Agreement in accordance with the terms and conditions hereinafter set forth;

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The first recital in the Pledge Agreement is hereby amended by deleting the same in its entirety and inserting in lieu thereof the following:

          "WHEREAS, pursuant to certain Purchase Agreements, dated as of April 5, 1993, each between Grantor and the respective initial Holders (the "1993 Purchase Agreements"), the initial Holders purchased from Grantor certain Senior Secured Floating Rate Notes due October 30, 1997 (the "1993 Securities") in the aggregate principal amount of Twenty Million Dollars ($20,000,000.00);

          WHEREAS, pursuant to certain Purchase Agreements, dated as of March 30, 1994, each between Grantor and the respective initial Holders (the "1994 Purchase Agreements") (the 1993 Purchase Agreements and the 1994 Purchase Agreements are sometimes hereinafter collectively referred to as the "Purchase Agreements"), the initial Holders have agreed to purchase from Grantor certain Senior Secured Floating Rate Notes due October 30, 1997 (the

     "1994 Securities") (the 1993 Securities and the 1994 Securities are sometimes hereinafter collectively referred to as the "Securities") in the additional aggregate principal amount of Ten Million Dollars ($10,000,000.00); and"

     2. Section 1 of the Pledge Agreement is hereby amended by deleting the definition of "Indenture" contained therein in its entirety and inserting in
               ---------
lieu thereof the following:

          ""Indenture" shall mean that certain Amended and Restated Indenture
            ---------
     between Grantor and the Secured Party, dated as of March 30, 1994 (which amends and restates that certain Indenture between Grantor and the Secured Party, dated as of April 5, 1993), as the same may from time to time be amended, modified or supplemented."

     3. Section 15 of the Agreement is hereby amended by deleting the same in its entirety and inserting in lieu thereof the following:

          "15.  Intercreditor Agreement.  This Agreement is subject to the
                -----------------------
     provisions of Section 10.06 of the Indenture and that certain Amended and Restated Intercreditor Agreement, dated as of March 30, 1994, between the Credit Agent and the Secured Party."

     4. Schedule 1 to the Pledge Agreement is hereby amended by deleting the same in its entirety and replacing it with Schedule 1 attached hereto.

     5. Schedule 4 to the Pledge Agreement is hereby amended by deleting the same in its entirety and replacing it with Schedule 4 attached hereto.

     6. In furtherance of the amendments to the Pledge Agreement set forth herein, and as collateral security for the prompt and complete payment and performance when due of all of the "Secured Obligations" (as defined in the Pledge Agreement as amended hereby, including, without limitation, all of the unpaid principal amount of and accrued interest on the 1994 Securities), Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party, for the equal and ratable benefit of the "Holders" (as defined in the Indenture), and hereby grants to the Secured Party, for the equal and ratable benefit of the Holders, a security interest in all of Grantor's right, title and interest in, to and under the "Collateral" (as defined in the Pledge Agreement), on the terms and conditions set forth in the Pledge Agreement (all of which are hereby incorporated herein by reference).

     7. Grantor hereby represents and warrants to the Secured Party that all of Grantor's representations and warranties contained in the Pledge Agreement (as amended hereby) are true and correct as of the date of this Amendment.

     8. Except as expressly set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Pledge Agreement, which is hereby ratified and reaffirmed, and which shall remain in full force and effect.
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     9.   This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to the provisions thereof regarding conflicts of laws.

     IN WITNESS WHEREOF, the undersigned have caused their duly authorized representatives to execute this Agreement as of the day and year first above written.

                                    "Grantor"

                                    FORSTMANN & COMPANY, INC.


                                    By:
                                        -------------------------

                                    Title:
                                           ----------------------


                                    "Secured Party"

                                    SHAWMUT BANK CONNECTICUT, NATIONAL
                                    ASSOCIATION, AS TRUSTEE


                                    By:
                                        -------------------------

                                    Title:
                                           ----------------------

                                   SCHEDULE 1
                                       TO
                               SECURITY AGREEMENT
                LOCATIONS OF INVENTORY AND EQUIPMENT AND STATUS
                -----------------------------------------------

                                 [TO BE ADDED]

                                   SCHEDULE 4
                                       TO
                               SECURITY AGREEMENT
                            UCC FINANCING STATEMENTS
                            ------------------------

                                 [TO BE ADDED]